EXHIBIT 24

                       M. A. HANNA COMPANY

                        Power of Attorney


      KNOW ALL MEN BY THESE PRESENTS: That each person whose signature appears below has made, constituted and appointed, and by this instrument does make, constitute and appoint John S. Pyke, Jr. and Valerie A. Gentile, and each of them, or her true
and   lawful  attorney,  with  full  power  of  substitution  and resubstitution, to affix for him or and in his or her name, place and stead, as attorney-in-fact, his or her signature as director (including as a member of any committee of the board of directors) or officer, or both, of M.A. Hanna Company, a Delaware corporation (the "Company"), to Registration Statements on Form S-8 or any other form that may be used from time to time, with respect to the issuance and sale of its Common Stock and other securities pursuant to (a) the M.A. Hanna Company Voluntary Non-Qualified Deferred Compensation Plan and (b) the M.A. Hanna
Directors  Retirement Plan and to any and all  amendments,  post-
effective   amendments   and  exhibits   to   such   Registration
Statements, and to any and all applications and other documents pertaining thereto, giving and granting to each such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, as fully as they might or could do if personally present, and hereby ratifying and confirming all that each of such attorney-in-fact or any such substitute shall lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, this Power of Attorney has been signed this 7th day of May, 1997.


/s/  D. J. McGregor                  /s/ M. S. Duffey
     D. J. McGregor                      M. S. Duffey


/s/  T. E. Lindsey                   /s/ B. C. Ames
     T. E. Lindsey                       B. C. Ames


/s/  C. A.  Cartwright               /s/ G. D. Harnett
     C. A. Cartwright                    G. D. Harnett


/s/  J. T. Eyton                     /s/ W. R. Embry
     J. T. Eyton                         W. R. Embry


/s/  M. L. Mann                      /s/ G. D. Kirkham
     M. L. Mann                          G. D. Kirkham


/s/  M. D. Walker                    /s/ R. W. Pogue
     M. D. Walker                        R. W. Pogue